CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement of First South Bancorp, Inc. on Form S-8 (File number 333-49759) of our report dated October 27, 2000, on our audits of the consolidated financial statements of First South Bancorp, Inc. as of September 30, 2000 and 1999, and for each of the three years in the period ended September 30, 2000, which report has been included in this Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP

Raleigh, North Carolina
December 22, 2000